Exhibit 8.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 713.229.1234 FAX 713.229.1522	AUSTIN BAKU DALLAS HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

December 14, 2005

GlobalSantaFe Corporation

15375 Memorial Drive

Houston, Texas 77079

Ladies and Gentlemen:

As set forth in the prospectus dated August 15, 2005 (the “Prospectus”) as supplemented by the prospectus supplement thereto dated December 14, 2005 (the “Prospectus Supplement”) as filed by GlobalSantaFe Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), relating to the public offering of 20,000,000 of the Company’s ordinary shares (the “Shares”) under the Company’s Registration Statement on Form S-3 (Registration No. 333-127168), we are passing upon certain legal matters in connection with the Shares.

At your request, this opinion of counsel is being furnished to you for filing as Exhibit 8.1 to the Company’s current report on Form 8-K (the “Form 8-K”). In providing this opinion, we have examined and are relying on the truth and accuracy at all relevant times of the statements and representations contained in (i) Registration Statement, (ii) the Prospectus and Prospectus Supplement, (iii) certain other filings made by the Company with the Commission, and (iv) other information provided to us by the Company.

We hereby confirm that the discussion in the Prospectus Supplement that is contained under the caption “U.S. Federal Income Tax Considerations,” insofar as concerns conclusions of law, is an accurate general description, subject to the assumptions, qualifications, and limitations set forth therein, of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Shares.

Pursuant to the provisions of Rule 436(a) of the Rules and Regulations of the Commission under the Act, we hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion with the Commission as an exhibit to the Form 8-K. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

BAKER BOTTS L.L.P.

By:	/s/ Stuart F. Schaffer
Stuart F. Schaffer